Exhibit 10.1

Execution Version

FOURTH AMENDMENT AND WAIVER TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of October 16, 2017 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors” and together with the Borrowers, the “Obligors”),  the “Lenders” party to the Loan Agreement referenced below (“Lenders”), and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 21, 2015, as amended by that certain Amendment to Amended and Restated Loan and Security Agreement dated as of December 10, 2015, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of May 24, 2016, and that certain Third Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of February 17, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, on September 18, 2017, Toys “R” Us, Inc. announced that it had commenced Insolvency Proceedings (the “Toys “R” Us Insolvency Proceedings”), and as a result of the Toys “R” Us Insolvency Proceedings, Accounts owing from the Toys “R” Us Companies (the “Toys “R” Us Accounts”) no longer constitute Eligible Accounts; and

WHEREAS, after deducting the Toys “R” Us Accounts from Eligible Accounts, the aggregate Revolver Loans outstanding during the period from September 18, 2017 through the date of this Amendment have exceeded the Revolver Borrowing Base, resulting in Revolver Overadvances (the “Toys “R” Us Revolver Overadvances”);

WHEREAS, Borrowers have requested that Agent and Lenders waive any violations of the Loan Agreement that are directly attributable to the Toys “R” Us Revolver Overadvances and that Agent and Lenders amend certain provisions of the Loan Agreement to, among other things, temporarily increase the Revolver Borrowing Base to account for the failure of the Toys “R” Us Accounts to constitute Eligible Accounts, increase the maximum percentage of Accounts owing from the Amazon Companies and the Wal-Mart Companies that may be included as Eligible Accounts, and increase the maximum permitted Leverage Ratio for the period of four Fiscal Quarters ending September 30, 2017; and

WHEREAS, Lenders and Agent are willing to waive any violations of the Loan Agreement that are directly attributable to the Toys “R” Us Revolver Overadvances and to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Loan Agreement is hereby amended as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Waiver of Violations Directly Attributable to Toys “R” US Revolver Overadvances.  Subject to the satisfaction of the terms and conditions set forth in this Amendment, Agent and Lenders hereby waive any violations of the Loan Agreement that occurred during the period from September 18, 2017 through the date of this Amendment (the “Overadvance Waiver Period”) and that are directly attributable to the failure of Toy “R” Us Accounts to constitute Eligible Accounts.  The parties agree that (a) the foregoing waiver is limited solely to violations of the Loan Agreement occurring during the Overadvance Waiver Period that are directly attributable to the failure of Toy “R” Us Accounts to constitute Eligible Accounts and (b) that nothing herein shall be construed as a waiver of any other provision of the Loan Agreement.

3.                                      Amendments to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)                                 The definition of “EBITDA” is hereby amended by deleting the word “and” following the end of clause (b)(xix), relabeling clause “(b)(xx)” as clause “(b)(xxi)”, and inserting a new clause (b)(xx) as follows:

“(xx) solely with respect to the calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio pursuant to Section 10.3.1 and 10.3.2, respectively, hereof, the aggregate amount of Accounts owing from the Toys “R” Us Companies attributable to goods delivered by Borrowers to the Toys “R” Us Companies prior to September 18, 2017 (the date on which Toys “R” Us, Inc. commenced Insolvency Proceedings) written off as uncollectible by Borrowers during such period; and”

(b)                                 The definition of “Eligible Account” is hereby amended by deleting clauses (e) and (f) of such definition in their entirety and replacing such clauses with the following:

“(e) with respect to any Account owing from the Amazon Companies, when aggregated with other Accounts owing from the Amazon Companies, it exceeds 45% of the aggregate Eligible Accounts, provided, however, that if, at any time, the corporate credit rating of Amazon.com, Inc. falls below “BBB-” (by S&P or Fitch) or “Baa3” (by Moody’s), the Agent shall have the right, in its sole discretion to decrease such maximum percentage (provided further, that only the amount of Accounts in excess of the percentage set forth in this clause (e) (or such lower percentage as shall be specified by Agent in accordance with the foregoing proviso) shall be deemed ineligible under this clause (e));

(f) with respect to any Account owing from the Wal-Mart Companies, when aggregated with other Accounts owing from the Wal-Mart Companies, it exceeds 35% of the aggregate Eligible Accounts, (provided, that only the amount of Accounts in excess of the percentage set forth in this clause (f) shall be deemed ineligible under this clause (f))”

(c)                                  The definition of “Eligible Account” is hereby further amended by deleting clause (j) of such definition in its entirety and replacing such clause with the following:

“(j) an Insolvency Proceeding has been commenced by or against the Account Debtor (provided that, Agent may, in its Permitted Discretion, elect to permit certain Accounts as determined by Agent from time to time, in its Permitted Discretion, that are owing from an Account Debtor that is the subject of

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Insolvency Proceedings to be included as Eligible Accounts notwithstanding this clause (j) if Agent shall have determined, in its Permitted Discretion, that (i) the applicable Account Debtor has been authorized to pay such Accounts in full, whether through entry of a critical vendor order or approval of the payment on any other basis, or (ii) the Accounts arise subsequent to the commencement of the Insolvency Proceeding and are payable by the Account Debtor in the ordinary course of business; provided, further, that, so long as Toys “R” Us, Inc. remains the subject of Insolvency Proceedings, (x) the aggregate amount of Accounts owing from the Toys “R” Us Companies that may be included as Eligible Accounts shall not exceed $3,000,000 and (y) no Account owing from any of the Toys “R” Us Companies shall be included as an Eligible Account if it is unpaid for more than 45 days after the original invoice date); or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any Sanction or on any specially designated nationals list maintained by OFAC; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;”

(d)                                 The definition of “Revolver Borrowing Base” is hereby amended and restated in its entirety, as follows:

“Revolver Borrowing Base: on any date of determination, an amount equal to the sum of (a) the Accounts Formula Amount, plus (b) the Inventory Formula Amount, plus (c) the Temporary Overadvance Amount, minus (d) the Availability Reserve established by Agent in its Permitted Discretion, provided, however, that (i) Eligible In-Transit Inventory shall in no event contribute more than $7,000,000 (after giving effect to the Inventory Formula Amount) to the Revolver Borrowing Base at any time and (ii) Eligible Accounts owing to and Eligible Inventory held by the UK Guarantors shall not contribute more than an aggregate of $6,000,000 (after giving effect to the Account Formula Amount and Inventory Formula Amount, respectively) to the Revolver Borrowing Base at any time.  If any amount in this definition is stated in a currency other than Dollars on any date, then such amount on such date shall be equal to the Dollar Equivalent of such amount in such other currency.”

(e)                                  The following new defined terms are hereby inserted in Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“Fourth Amendment Effective Date:  the date on which that certain Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement became effective, which date is October 16, 2017.”

“Temporary Overadvance Amount: means the following amounts during the following periods:

Applicable Period	Temporary Overadvance Amount
Fourth Amendment Effective Date - October 21, 2017	$3,000,000
October 22 - 28, 2017	$3,000,000
October 29 — November 4, 2017	$3,000,000
November 5 - 11, 2017	$2,750,000
November 12 - 18, 2017	$2,750,000
November 19 - 25, 2017	$2,500,000
November 26 — December 2, 2017	$2,500,000
December 3 — 9, 2017	$2,000,000
From and after December 10, 2017	$0

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4.                                      Amendment to Section 10.3.2 of the Loan Agreement.  Section 10.3.2 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

“10.3.2                                Maximum Leverage Ratio.  As of the end of each Fiscal Quarter, maintain a Leverage Ratio of not greater than the ratio set forth below opposite such Fiscal Quarter:

Four Fiscal Quarters Ending	Maximum Leverage Ratio
September 30, 2017	6.00 to 1.00
December 30, 2017	5.50 to 1.00
April 1, 2018 and thereafter	3.75 to 1.00

5.                                      No Default; Representations and Warranties, Etc.  Obligors hereby represent, warrant and confirm that: (a) after giving effect to this Amendment, all representations and warranties of Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

6.                                      Ratification and Confirmation.  Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

7.                                      Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent:

(a)                                 Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders and Obligors.

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(b)                                 Borrowers shall have paid to Agent, for the account of each Lender (including Bank of America, N.A., in its capacity as a Lender), an amendment fee in an amount equal to 12.5 basis points multiplied by such Lender’s Commitment.

(c)                                  Borrowers shall have paid all other fees and amounts due and payable to Agent and its legal counsel in connection with the Loan Agreement, this Amendment and the other Loan Documents, including, (i) the fees payable pursuant to that certain Fourth Amendment Fee Letter dated as of the date hereof between Borrowers and Agent, and (ii) to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by Borrowers under the Loan Agreement.

8.                                      Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                  Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

(d)                                 This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ William Mote
Name:	William Mote
Title:	CFO

SUMMER INFANT (USA), INC.

By:	/s/ William Mote
Name:	William Mote
Title:	CFO

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ William Mote
Name:	William Mote
Title:	CFO

SUMMER INFANT EUROPE LIMITED

By:	/s/ William Mote
Name:	William Mote
Title:	CFO

[Signature Page to Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement]

AGENT

BANK OF AMERICA, N.A., as Agent

By	/s/ Cynthia G. Stannard
Name:	Cynthia G. Stannard
Title:	Senior Vice President

[Signature Page to Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement]

LENDER

BANK OF AMERICA, N.A., as Lender

By	/s/ Cynthia G. Stannard
Name:	Cynthia G. Stannard
Title:	Senior Vice President

[Signature Page to Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement]

LENDER

CITIZENS BUSINESS CAPITAL,
A DIVISION OF CITIZENS ASSET FINANCE, INC.,
as Lender

By	/s/ Peter Yelle
Name:	Peter Yelle
Title:	VP

[Signature Page to Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement]

LENDER

KEYBANK NATIONAL ASSOCIATION, as Lender

By	/s/ Peter Drooff
Name:	Peter Drooff
Title:	Vice President

[Signature Page to Fourth Amendment and Waiver to Amended and Restated Loan and Security Agreement]